SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2004

ABX AIR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50368	91-1091619
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

145 Hunter Drive, Wilmington, Ohio 45177

(Address of Principal Executive Offices, Zip Code)

937-382-5591

(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events and Regulation FD Disclosure.

On July 7, 2004, ABX Air, Inc. issued a press release indicating that an Administrative Law Judge for the National Labor Relations Board (NLRB) found that the Air Line Pilots Association (ALPA) violated federal labor laws in seeking to require DHL Holdings, Inc. to direct its newly acquired subsidiary, Airborne, Inc., to cease implementing its ACMI Service Agreement with ABX Air. A copy of the press release is furnished herewith as Exhibit 99(a).

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99(a)	Press Release issued by ABX Air on July 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABX Air, Inc.

Dated: July 8, 2004	By:	/s/ JOSEPH C. HETE
Joseph C. Hete Chief Executive Officer and President